Sidoti & Company Small Cap Investor Conference September 22-23, 2021 Exhibit 99.1

Beth Cooper Executive Vice President, CFO and Asst. Secretary Alex Whitelam Head of Investor Relations Thomas Mahn Vice President and Treasurer Go Paperless! Please consider using this electronic version of the presentation. Receiving this document electronically reduces greenhouse gas emissions (GHG), Each page not printed avoids 15 grams of CO2. Today’s Presenters

Forward Looking Statements and Other Disclosures Safe Harbor Statement Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities’ Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC and other subsequent SEC filings concerning factors that could cause those results to be different than contemplated in today’s discussion. Reg D Disclosure Today’s discussion includes certain non-GAAP financial measures as defined under SEC Regulation D. Although non-GAAP measures are not intended to replace GAAP measures for evaluation of Chesapeake’s performance, Chesapeake believes that portions of the presentation, which include certain non-GAAP financial measures, provide a helpful comparison for an investor’s evaluation purposes. Gross Margin (Non-GAAP Measure) Gross Margin is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electric and propane distribution operations and the cost of labor spent on different revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner.

Company Overview 160+ – Years providing energy 924 – Employees at July 2021 280,000 – Distribution customers $1.97 billion – Total Assets at June 2021 30% – Growth in Net Income from Continuing Operations (6 months ending June 2021) 22% – Growth in Net Income from Continuing Operations (12 months ending June 2021) 14th Year – of record earnings growth in 2020 60 Years – of consecutive dividends in 2021

Natural Gas Transmission States Served DE, MD, PA FL Natural Gas Distribution States Served DE, MD MD MD FL Electric Distribution States Served FL Business Overview Strong Base of Regulated Utilities

Propane Distribution States Served DE, MD, PA, VA, FL FL Natural Gas Pipeline System States Served OH CNG Virtual Pipeline States Served Multiple CHP Generation States Served FL RNG Opportunities States Served DE, MD, OH, FL and others Business Overview Growing Set of Complementary Unregulated Businesses Note: Compressed Natural Gas (CNG), Combined Heat and Power (CHP), Renewable Natural Gas (RNG) Family of Businesses Eight Flags

We have generated a strong track record of growth, whether measured over the near term or longer term. Looking Back… Strong utility foundation with above average industry growth rate driven by increased customer demand Capital investments of $1.7 Billion since 2009 Top Quartile 16%+ Total Shareholder Returns Successful unregulated energy portfolio that complements our utility foundation 14 years consecutive earnings growth through 2020 60 years of dividend payments, with increases in each of last 14 years 9.5% avg. annual growth Strong balance sheet, disciplined capital deployment and proven project development capabilities 15 years with 11%+ ROE Well positioned for future growth as we continue delivering affordable, reliable and sustainable energy solutions

Culture of Safety; Employee Engagement; Continuous Improvement Consistently Delivering Strong Performance Disciplined Investment Growth Prudent Asset Management Dividend Growth Earnings Growth & Superior ROE Total Shareholder Return Growth

Capital Investment Has Driven Our Earnings Growth Historical Capital Expenditures and Acquisitions Amounts in chart reflected in thousands.

* 10-Year Peer 75th Percentile – 10.09% * 10-Year Peer Median – 8.59% Solid Track Record of Return on Equity Consistently Exceeding Peer Median and 75th Percentile Return on Equity For the periods ending December 31, 2020 1 Year 3 Year 5 Year 10 Year CPK 11.7% 11.6% 11.7% 11.8% Peer Median 8.8% 9.4% 9.0% 8.6% Peer 75th Percentile 9.9% 9.9% 10.2% 10.1%

Growth in Earnings Drives Dividend Growth Earnings and Dividend Performance for Periods Ended December 31st Our earnings growth drives our consistent and growing dividend 9.9% EPS GAGR 9.5% DPS GAGR * 2017 Includes TCJA Impact

Analyst Estimate - Average CPK 2019 GAAP EPS CPK Guidance – Low Range CPK Guidance – High Range Total Shareholder Return Average Annualized Shareholder Return for Periods Ended August 31, 2021 Our increased performance is driving increased value for our shareholders

Analyst Estimate - Average CPK 2019 GAAP EPS CPK Guidance – Low Range CPK Guidance – High Range Market Capitalization Stock Price and Market Capitalization

Organic Growth Optimize the earnings potential of our existing businesses through organic growth and business transformation. Gas Transmission Pursue intrastate and interstate gas transmission projects in selected markets. Propane Expand the propane wholesale, retail and AutoGas businesses in the Mid-Atlantic and Southeast, including through new acquisitions. Marlin Gas Services Expand Marlin virtual pipeline and product transport business (CNG, LNG, RNG, Hydrogen, CO2). Sustainable Investments Renewable Natural Gas from waste sources CNG/RNG vehicle fuels Combined Heat and Power Projects Renewable power generation associated with RNG Introduction of Hydrogen Platforms for Growth We are providing our customers with affordable, reliable and sustainable energy delivery solutions

CHESAPEAKE UTILITIES CORPORATION

Major Projects and Initiatives

Margin Contribution from Major Projects and Initiatives

	Gross Margin for the Period						
	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,	Estimate for Fiscal	
in thousands	2021	2020	2021	2020	2020	2021	2022
Pipeline Expansions:							
Western Palm Beach County, Florida Expansion	**$ 1,172**	$ 967	**$ 2,340**	$ 1,968	$ 4,167	**$ 4,811**	$ 5,227
Del-Mar Energy Pathway	**921**	452	**1,805**	641	2,462	**4,134**	6,708
Callahan Intrastate Pipeline	**2,121**	536	**4,239**	536	3,851	**7,564**	7,598
Guernsey Power Station	**47**	-	**94**	-	-	**514**	1,486
New — Winter Haven Expansion	**-**	-	**-**	-	-	**-**	426
New — Beachside Pipeline Expansion	**-**	-	**-**	-	-	**-**	-
Total Pipeline Expansions	**4,261**	1,955	**8,478**	3,145	10,480	**17,023**	21,445
CNG Transportation	**1,708**	2,107	**3,785**	3,454	7,231	**7,900**	8,500
Renewable Natural Gas ("RNG") Transportation	**-**	-	**-**	-	-	**150**	1,000
Acquisitions:							
Elkton Gas	**746**	-	**2,058**	-	1,344	**3,992**	4,113
Western Natural Gas	**389**	-	**939**	-	389	**2,066**	2,251
New — Escambia Meter Station	**83**	-	**83**	-	-	**583**	1,000
Total Acquisitions	**1,218**	-	**3,080**	-	1,733	**6,641**	7,364
Regulatory Initiatives:							
Florida GRIP	**4,181**	3,609	**8,236**	7,305	15,178	**16,848**	17,882
Hurricane Michael regulatory proceeding	**3,145**	-	**5,720**	-	10,864	**11,014**	11,014
Capital Cost Surcharge Programs	**120**	128	**257**	261	523	**1,186**	1,985
New — Elkton STRIDE Plan	**-**	-	**-**	-		**45**	299
Total Regulatory Initiatives	**7,446**	3,737	**14,213**	7,566	26,565	**29,093**	31,180
Total	**$ 14,633**	$ 7,799	**$ 29,556**	$ 14,165	$ 46,009	**$ 60,807**	$ 69,489

Increases (000's):	2021	2022	Total
	$14,798	$8,682	$23,480

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Key Expansion Projects Pipeline Growth and Margin Contribution Project Capital Investment Fully In Service Annual Gross Margin Estimate West Palm Beach County $28.9 million 2021 Fourth Quarter $5.2 million Del-Mar Energy Pathway* $63.4 million 2021 Fourth Quarter $6.7 million Callahan Pipeline (JV) $33.5 million CPK 50% 2020 Second Quarter $7.6 million Guernsey Power Station $6.5 million 2021 Fourth Quarter $1.5 million Winter Haven Expansion $3.5 million 2022 First Quarter $0.4 million Beachside Pipeline Extension $16.7 million 2023 First Quarter $2.5 million * Del-Mar Energy Pathway includes initial distribution capital investment and margin. New New Total investments of $152.5 million generate incremental gross margin of $23.9 million once fully in service in 2023

Noble Road Landfill Project where Aspire Energy will construct a 17.5 mile pipeline to inject RNG developed at the landfill for distribution to its end use customers. BioEnergy Devco and CleanBay RNG source created from poultry waste. Services include the transport of RNG by Marlin Gas Services to Eastern Shore Natural Gas (our interstate pipeline) which is ultimately distributed to CPK’s natural gas customers. CPK is involved in discussions to potentially offer additional services. The projects are under development and the timing of RNG availability is dependent on the construction schedule of each project. CNG Filling Station at the Port of Savannah in conjunction with Southern Company Gas. CPK will build the physical station on behalf of Southern and then lease and operate it. The facility is designed to serve local CNG fleets as well as RNG fueled vehicles. Active Renewable Natural Gas Projects

Energy Preemption Bill Renewable Energy Bill Energy Preemption Bill Florida Activity Filed by the Florida Natural Gas Association (FNGA). Cleared both chambers of the Florida legislature and was signed by the Governor in June 2021. Restricts local governments from limiting energy choice for consumers. Retroactive implementation. Filed by Chesapeake Utilities. Cleared both chambers of the Florida legislature and was signed by the Governor in June 2021. Defines Biogas, Renewable Natural Gas (RNG). Amends the definition of Renewable Energy to include RNG as a source. Provides for RNG’s use in transportation, electric generation, and injection into gas distribution systems. Authorizes the PSC to approve cost recovery for RNG contracts that exceed market rates under certain conditions. Ohio HB 201 State Energy preemption legislation to prevent towns and municipals from banning natural gas passed the Ohio House in a 64-32 favorable vote The bill is now in the Ohio Senate Energy & Public Utilities Committee awaiting a hearing. Ohio Activity We continue to monitor other states’ activities in regards to energy preemption and renewable energy opportunities. Recent State Level Governmental Affairs Activities

Regulatory Initiatives Florida GRIP Natural gas pipe replacement program approved by the Florida PSC. Since inception in August 2012, invested $178.9 million of capital expenditures to replace 333 miles of qualifying distribution mains, including $13.0 million of new pipes during the first six months of 2021. Annual gross margin of approximately $16.8 million in 2021, and $17.9 million in 2022. Hurricane Michael Settlement The settlement agreement allowed FPU to: (a) refund the over-collection of interim rates through the fuel clause; (b) record regulatory assets for storm costs in the amount of $45.8 million including interest which will be amortized over six years; (c) recover these storm costs through a surcharge for a total of $7.7 million annually; (d) collect an annual increase in revenue of $3.3 million to recover capital costs associated with new plant and a regulatory asset for the cost of removal and undepreciated plant Capital Cost Surcharge Programs Eastern Shore recovery mechanism for capital costs associated with mandated highway or railroad relocation projects that required the replacement of existing Eastern Shore facilities. Estimated gross margin of approximately $1.2 million in 2021 and $2.0 million in 2022 from relocation projects.

Regulatory Initiatives (cont.) Elkton Gas STRIDE Plan Settlement reached with the Maryland PSC Staff and the Maryland Office of the Peoples Counsel. Aldyl-A pipeline replacement program which enables recovery of the capital investment in the form of a fixed charge rider through a proposed 5-year surcharge. Expected to go into service in the third quarter of 2021 and generate less than $0.1 million of margin for the remainder of the year, $0.3 million in 2022, and $0.4 million annually thereafter. Florida COVID-19 Regulatory Proceeding Florida regulated business units reached a settlement with the Office of Public Counsel in June 2021. Allows the Florida regulated business units to establish a regulatory asset of $2.1 million. Amortize the amount over two years beginning January 1, 2022 and recover the regulatory asset. Annual additional gross margin of $1.0 million that will be offset by a corresponding amortization of regulatory asset expense for both 2022 and 2023.

We take seriously our responsibility to be a good, trusted and ethical corporate citizen, and doing all we can to contribute, through investment, charitable contributions and volunteerism, to greater sustainability, environmental benefits and societal advancement. For more than 160 years, we have delivered affordable and sustainable energy solutions that respond timely to the evolving needs of our customers and the communities we serve. We take positive and informed steps to continue our tradition of reducing our direct methane emissions, while at the same time helping our customers and communities to reduce their emissions. We are committed to ensuring that safety, equity, diversity and inclusion are at the center of our culture. Each and every day, we proudly deliver essential, safe, reliable, affordable, sustainable and efficient energy solutions to our customers in Florida, Ohio and across the Delmarva Peninsula. We are committed to sustainable growth with financial discipline that generates long-term value for our stakeholders. Our success rests on the strength and dedication of our team, our diverse, inclusive and collaborative culture, and our award winning corporate governance practices, all of which contribute to our strong financial performance. ESG Stewardship

Together, the Chesapeake Utilities Team PROUDLY DELIVERS UNINTERRUPTED ENERGY SERVICES TO OUR CUSTOMERS We have an unwavering focus on advancing initiatives that are consistent with our long-history of growth, upper-quartile performance, and the reduction of greenhouse gas emissions. Our inaugural Corporate Responsibility and Sustainability Report will be made available during 2021, providing additional information and insights on our long-standing ESG stewardship. We are continuing to strengthen our safety culture. We are accelerating a business transformation process to address the organizational and technology enhancements that will support our continued responsible growth. ESG Stewardship (cont.) American Disabilities Act Marks Anniversary Celebrating PRIDE Month Employee Walking Challenge LQBTQIA+ History – National Coming Out Day Mentoring Program The Civil Rights Act of 1964 Juneteenth Independence Day

Corporate Culture Internal Employee Resource Groups Recent Awards and Recognitions Chesapeake Cares Named Top Work Place in US for 2021, Top Work Place in Delaware for 10 Years in a Row Three CPK Business Received Industry Leader Accident Prevention Awards for 2020 More than 100 local charities supported each year More than 110 scholarships awarded to children of CPK employees Chesapeake Utilities named 2021 Best Company with Over 50 People Sharp Energy named 2021 Best Propane Company

$175 million to $200 million 5-year capital expenditure guidance 2021 thru 2025 up to $1 billion. Capital Investment Guidance Continued Record Investment in Our Business Growth 2021 Capital Forecast range of $175 million to $200 million remains on track Total $750 million to $1.0 billion Amounts in chart reflected in thousands. $108 million

Strategic capital investments continue to drive earnings growth. 9-Year CAGR EPS Growth 9.1% to 9.5% Diluted Earnings per Share Guidance Continuing Operations Diluted Earnings Per Share from Continuing Operations Guidance through 2025 CPK Guidance – High Range * 2017 Includes TCJA Impact CPK Guidance – Low Range

Investment Proposition Committed to Superior Performance We seek to identify and develop opportunities to drive our future earnings growth and increase shareholder value. Capitalizing on new organic growth and operational efficiencies Investing in pipeline systems that provide natural gas service to downstream customers Identifying propane opportunities to access new markets with significant growth potential Pursuing virtual pipeline opportunities given Marlin capabilities (CNG, LNG, RNG) Expanding our RNG footprint through multiple channels throughout our service areas Investing in our diverse talented team Engaging with communities where we work and live Driving brand excellence through safety awards, top workplace, employee engagement and community service Strong Foundation for Growth: Track Record Energized Team Financial Discipline Platforms for Growth Financial Objectives in Support of Increased Shareholder Value: Investing $750 million to $1 billion through 2025 Targeting 2025 EPS $6.05 to $6.25 Seeking 11.0% or higher consolidated return on equity Pursuing dividend growth supported by earnings growth Maintaining a strong balance sheet Average Annualized Shareholder Return For Periods Ending August 31, 2021 1 Year 3 Year 5 Year 10 Year 20 Year 63% 17% 18% 20% 16%

Thank You

Appendix

Financial results for the quarters and six months ended June 30, 2021 and 2020 Strong Performance driven by over $27 million in additional gross margin for the first half of 2021. The year-to-date timing impact of Hurricane Michael impact will reverse in the third quarter as the regulatory proceeding was finalized in the third quarter of 2020 and the year-to-date impact was reflected in the third quarter. Financial Summary Second Quarter Year-to-Date (in thousands except per share data) 2021 2020 2021 2020 Total Gross Margin $84,381 $74,090 $,201,271 $,173,911 Operating Income $22,578 $17,977 $74,175 $60,111 Other Income, Net 1,456 -,279 1,841 3,039 Interest Charges -5,054 -5,054 ,-10,159 ,-10,868 Pre-tax Income 18,980 12,644 65,857 52,282 Income Taxes -5,165 -1,983 ,-17,570 ,-12,580 Net Income from Continued Ops 13,815 10,661 48,287 39,702 Income (Loss) Discontinued Ops -2 295 -8 184 Net Income $13,813 $10,956 $48,279 $39,886 Diluted EPS from Continued Ops $0.78 $0.64 $2.75 $2.41 Diluted EPS $0.78 $0.66 $2.75 $2.42

Peninsula Pipeline will provide Chesapeake Utilities’ Central Florida Gas ("CFG") with incremental firm service in the Winter Haven, Florida, area. CFG is also extending its distribution system to connect to the new station. Estimated capital investment of $3.5 million. Additional gross margin of $0.4 million beginning in 2022 and beyond. New Polk County, Florida Winter Haven Expansion FGT CFG New Expansion

Peninsula Pipeline to provide incremental firm service in Indian River County, Florida, to support Florida City Gas’ growth along the Indian River Shore barrier island. Pipeline from the Sebastian, Florida, area east under the Intercoastal Waterway and southward on the barrier island. Estimated capital investment of $16.7 million. Projected additional annual gross margin of $2.5 million in 2023 and beyond. Indian River County, Florida New Beachside Pipeline Expansion

Peninsula Pipeline purchased the Escambia Meter Station from Florida Power and Light Company and also entered into a Transportation Service Agreement to provide up to 530,000 dts/d of firm service from an interconnect with Florida Gas Transmission to Florida Power & Light’s Crist Lateral pipeline. Provides $0.1 million in additional gross margin in the second quarter of 2021; estimated gross margin of approximately $0.6 million in 2021, growing to $1.0 million in 2022. Escambia County, Florida New Escambia Meter Station

Year-to-date through June 30, 2021 Capital expenditures were $107.8 million 2021 Key Projects: Del-Mar Energy Pathway Florida's Western Palm Beach County Expansion Florida GRIP Natural gas distribution and transmission system expansions including several newly announced projects Natural gas and electric system infrastructure improvement activities Marlin Gas Services' CNG transport growth and expansion into RNG and LNG transport Newly announced pipeline expansion projects We remain on track with initial capital expenditure guidance for 2021 Capital Expenditures Forecast

Within our target equity range Short-Term Debt $400 million Facility LIBOR + 0.70 bps Long-Term Debt Avg. Interest Rate - 3.61% $50 Million - 2.49% Funding 1/25/2022 Stockholders’ Equity increased $44.5 million during the first half of 2021 primarily driven by: Strong Net Income driving an increase in Retained Earnings of $32.0 million Dividend Reinvestment and Stock Compensation Plans increased $9.1 million Other Comprehensive Income was $3.4 million Capital Structure Overview Strong Balance Sheet to Support Growth